UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2026

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Update

On January 14, 2026, the Board of Directors (the “Board”) of Applied Digital Corporation, a Nevada corporation (the “Company”) approved the transition of Jason Zhang, the Company’s Co-Founder and current Chief Strategy Officer, to the role of President and Co-Founder of the Company, effective immediately. As President and Co-Founder, Mr. Zhang will continue to partner with Wes Cummins, Chairman and CEO of the Company.

Mr. Zhang, age 33, has most recently served as the Company’s Co-Founder and Chief Strategy Officer since August 1, 2025. In this role, Mr. Zhang has been leading the Company’s strategic initiatives, including the negotiation and execution of the leases for the Company’s data center campuses in North Dakota (Polaris Forge 1 and Polaris Forge 2), as well as progressing other Company initiatives and projects. Mr. Zhang served as a director of the Company from April 2021 to November 2022.

Prior to co-founding the Company in 2021, Mr. Zhang founded Valuefinder in 2019, an investment and advisory firm focused on technology companies. From 2017 to 2019, Mr. Zhang was on the investment team at Sequoia Capital, where he focused on AI, blockchain, digital infrastructure, enterprise software, consumer internet and hardware investments. From 2015 to 2017, Mr. Zhang was on the investment team at MSD Capital, Michael Dell’s family office, where he focused on both private and public investments. Mr. Zhang has a Bachelor of Arts in Economics from Harvard University.

In connection with the transition of Mr. Zhang to the role of President and Co-Founder, the Company and Mr. Zhang entered into an amendment (the “Zhang Amendment”) to his existing employment agreement with the Company dated August 1, 2025 (the “Zhang Employment Agreement”). Pursuant to the terms of the Zhang Amendment, Mr. Zhang will serve as President of the Company and is eligible to receive an annual base salary of $700,000, subject to annual review by the Company for any future increase thereof. Aside from the Zhang Amendment, the terms of the Zhang Employment Agreement will remain in full force and effect.

There are no arrangements or understandings between Mr. Zhang and any other person pursuant to which he was appointed as an officer. Mr. Zhang does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Zhang does not have any family relationships with any of the Company’s directors or executive officers.

The foregoing description of the Zhang Amendment is not complete, and is subject to the full text of the Zhang Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and the Zhang Employment Agreement, a copy of which is included as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended August 31, 2025, filed with the Securities and Exchange Commission on October 9, 2025, each of which is incorporated by reference herein.

Item 8.01 Other Events.

Press Release

On January 15, 2026, the Company issued a press release announcing the appointment of Mr. Zhang to the role of President and Co-Founder of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to the Employment Agreement, dated August 1, 2025, by and between Applied Digital Corporation and Jason Zhang.
99.1	Press Release, dated January 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 16, 2026	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer